Exhibit 99.1

Joint Filer Information

FORM 4

Designated Filer: Lion/Hollywood L.L.C.

Other Joint Filers (names and addresses): Lion Capital Fund II, L.P., Lion Capital Fund II B, L.P., Lion Capital Fund II SBS, L.P., Lion Capital General Partner II LLP, Lion Capital LLP, Mr. Lyndon Lea, Mr. Neil Richardson and Mr. Robert Darwent

Addresses: The principal business address of each of the joint filers listed above is 21 Grosvenor Place, London SW1X 7HF, United Kingdom.

Date of Event Requiring Statement: July 13, 2011

Issuer Name and Ticker or Trading Symbol: American Apparel, Inc. [APP]

Signatures:

LION CAPITAL FUND II, L.P.
By:	Lion Capital LLP, its Manager
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

LION CAPITAL FUND II B, L.P.
By:	Lion Capital LLP, its Manager
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

LION CAPITAL FUND II SBS, L.P.
By:	Lion Capital LLP, its Manager
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

LION CAPITAL GENERAL PARTNER II LLP
By:	Lion Capital LLP, its Manager
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

LION CAPITAL LLP
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

LYNDON LEA
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

NEIL RICHARDSON
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact

ROBERT DARWENT
By:	/s/ Janet Dunlop
Name: Janet Dunlop Title: Attorney-in-Fact